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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): September 21, 2000


       Delaware                 2U Online.com, Inc.          52-2132622
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(State or other jurisdiction  (Exact name of registrant    (I.R.S. Employer
 of incorporation or           as specified in its      Identification No.)
 organization)                 charter)

1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada V6E 4N5
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(Address of principal executive address)                         (Zip Code)


                               (604) 664-0484
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            (Registrant's telephone number, including area code)




                         -------------------------
       (Former name or former address, if changed since last report)



/Footer/

                            Thomas E. Stepp, Jr.
                           Stepp & Beauchamp LLP
                        1301 Dove Street, Suite 406
                      Newport Beach, California 92660
                               (949)660-9700
                          Facsmilie:(949)660-9010

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ITEM 2. DISPOSITION OF ASSETS
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On or about September 20, 2000, the Registrant entered into an Asset and
Purchase Agreement ("Agreement") with ASDAR Group, a Nevada Corporation ("ASDAR"). Pursuant to the Agreement, ASDAR purchased all of the Registrant's title and interest in the Wyoming Property as described more particularly below.

The Rising Phoenix Agreement. On November 15, 1999, the Registrant entered into a Asset Purchase and Sale Agreement ("Rising Agreement") with Rising Phoenix Development Group Ltd., a Canadian corporation, located in Vancouver, British Columbia, Canada ("Rising Phoenix"), to acquire all the assets of Rising Phoenix, including that corporation's interest in the oil and natural gas rights on 6,360 acres located in the Powder River Basin of eastern Wyoming (the "Wyoming Property"). Such interest included Rising Phoenix's interest in a Joint Venture Contract with Derek Resources Corporation ("Derek Resources"). Under the Joint Venture Agreement, Derek Resources and Rising Phoenix were to jointly operate the Wyoming Property.

Pursuant to the Rising Agreement, Registrant paid Rising Phoenix seventy five thousand dollars (US$75,000) and issued Rising Phoenix 3,800,000 shares of its common stock. However, Rising Phoenix has not yet transferred the assets to the Registrant and has notified the Registrant that it will transfer the assets as soon as it completes its accounting of such assets.

Pursuant to that Joint Venture Agreement, Derek Resources agreed to provide up to a maximum of Three Million Five Hundred Thousand Dollars (US $3,500,000) of improvements on or before December 31, 2000, on the Wyoming Property in exchange for a 75% working interest in the Wyoming Property.
On or about June 12, 2000, Derek Resources announced that they were attempting to raise CDN$7,596,600.00 through private placement of its capital stock. On or about June 16, 2000, Derek Resources announced that it had raised approximately half of the CDN$7,596,600.00. If Derek Resources meets its financial obligations, the Registrant will have had a 25% working interest in Wyoming Property. If Derek Resources fails to meet its financial obligations, the Registrant will have had a 100% working interest in the Wyoming Property.

The ASDAR Agreement. As discussed above, on or about September 20, 2000, the Registrant entered into an Asset Purchase and Sale Agreement with ASDAR whereby ASDAR purchased all of Registrant's right and title in the Rising Agreement and related assets. In exchange, ASDAR issued 5,000,000 of its common stock to Registrant.

Jack Sha, the President and a director of Registrant is the Secretary and a director of ASDAR. Mr. Sha executed the Agreement both on behalf of the Registrant and on behalf of ASDAR. In addition, May Joan Liu, a shareholder of the Registrant, was issued 500,000 shares of ASDAR's common stock as a finder's fee for her services relating to the Agreement.
Stephen Nemergut, the President of ASDAR, was issued 25,000 of ASDAR's shares of common stock as the finder's fee for his services relating to the Agreement.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.


                                        2U Online.com, Inc.


DATED: September 27, 2000               By: /S/ Jack Sha
                                            ---------------------
                                            Jack Sha, President





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